EXHIBIT 99.1

Epiq Systems, Inc. Announces Fourth Quarter and Full Year 2008 Results Reporting 37 percent Growth in Operating Revenue for the Year

KANSAS CITY, Kan., Feb. 24, 2009 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the fourth quarter and full year of 2008 with fourth quarter operating revenue (total revenue before operating revenue from reimbursed direct costs) of $55.2 million, up 41% compared to $39.2 million for the same period last year. 2008 operating revenue was $207.9 million, up 37% compared to $151.6 million for the prior year.

Net income for the fourth quarter of 2008 was $4.0 million, $0.10 per share, up 54% compared to $2.6 million, $0.07 per share, for the year ago quarter. 2008 net income was $13.8 million, $0.36 per share, up 100% compared to $6.9 million, $0.21 per share, for the prior year.

Fourth quarter 2008 net cash provided by operating activities was $16.2 million, up 27% compared to $12.8 million for the year ago quarter. 2008 net cash provided by operations was $34.2 million compared to $36.2 million for the prior year. A condensed consolidated cash flow statement is attached.

Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition-related intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense and the gain or loss on the disposal of long-lived assets, the effect of tax adjustments which are outside of the company's anticipated effective tax rate, and capitalized loan fee amortization, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, and acquisition expense and the gain or loss on the disposal of long-lived assets). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the fourth quarter of 2008 was $6.4 million, $0.16 per share, up 25% compared to $5.1 million, $0.14 per share, for the year ago quarter. 2008 non-GAAP net income was $23.5 million, $0.60 per share, up 36% compared to $17.3 million, $0.50 per share, for the prior year.

Fourth quarter 2008 non-GAAP adjusted EBITDA was $15.7 million, up 27% compared to $12.4 million for the year ago quarter. 2008 non-GAAP adjusted EBITDA was $57.8 million, up 17% compared to $49.5 million for the prior year.

Operating revenue for the Bankruptcy segment for the fourth quarter of 2008 was $20.8 million, up 44% compared to $14.4 million for the year ago quarter. 2008 operating revenue was $59.8 million, compared to $60.3 million in the prior year. Non-GAAP adjusted EBITDA was $10.5 million for the fourth quarter of 2008, up 28% compared to $8.2 million for the year ago quarter. 2008 non-GAAP adjusted EBITDA was $34.1 million compared to $35.1 million in the prior year. During the fourth quarter of 2008, Epiq was retained on an all-time record number of Chapter 11 bankruptcy engagements for a single quarter. Revenue for the year was affected by lower Chapter 7 revenue primarily related to pricing formulas that reference short-term interest rates. Responding to increasing Chapter 11 business volumes, Epiq opened an additional corporate restructuring facility in Connecticut and added over a dozen seasoned bankruptcy professionals to its roster of subject matter experts.

Operating revenue for the Electronic Discovery segment for the fourth quarter of 2008 was $13.5 million compared to $13.7 million for the year ago quarter. 2008 operating revenue was $58.1 million, up 18% compared to $49.1 million in the prior year. Fourth quarter 2008 non-GAAP adjusted EBITDA for Electronic Discovery was $5.2 million compared to $6.6 million for the year ago quarter. 2008 non-GAAP adjusted EBITDA was $26.3 million compared to $24.4 million in the prior year. Fewer new e-discovery matters commenced in the fourth quarter, influenced by client budgets and timing preferences, though the pace of new business has accelerated since January 1.

Operating revenue for the Settlement Administration segment for the fourth quarter of 2008 was $20.9 million compared to $11.1 million in the year ago quarter. 2008 operating revenue was $89.9 million compared to $42.3 million in the prior year. Non-GAAP adjusted EBITDA was $6.4 million for the fourth quarter of 2008 compared to $1.6 million for the year ago quarter. 2008 non-GAAP adjusted EBITDA was $19.9 million, compared to $8.8 million in the prior year. The increases in both operating revenue and non-GAAP adjusted EBITDA were related to client engagements under contract.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "We are very pleased to be among the very few companies to have achieved their operating objectives for the year. The year was highlighted by a high number of significant new bankruptcy retentions, and in the fourth quarter, we were retained on a record number of corporate restructuring engagements for a single three-month period. We believe there will be continued increased filing activity in 2009 across all of Chapters 7, 11 and 13. We achieved our financial goals in spite of Chapter 7 pricing formulas that reference short-term interest rates being at their floor levels during the latter portion of the year. Future increases in short-term interest rates will increase bankruptcy revenue and profit automatically."

The executives continued, "Our global e-discovery business continues to achieve market leadership with new offices opened in Brussels and Hong Kong in early 2009. Regulatory compliance, litigation and investigations in the fall-out from the credit crisis are expected to drive expanded requirements for each of our bankruptcy, e-discovery and settlements franchises."

Key events in 2008 included:

 *   Chapter 11 bankruptcy engagements for 2008 increased by more than
     200% compared to 2007. In the fourth quarter, Epiq was retained on an all-time record number of corporate restructuring
     bankruptcy engagements for a single quarter.

 *   Epiq was retained for claims administration services for the
     Lehman Brothers Holdings Inc. Chapter 11 filing, the largest bankruptcy in U.S. history, as well as on the related matter of the Securities Investor Protection Act (SIPA) proceedings
     involving Lehman Brothers Inc. and the transfer of customer assets to Barclays.

 *   Epiq opened an additional corporate restructuring office in
     Connecticut and added over a dozen seasoned bankruptcy
     professionals to its roster of subject matter experts to help meet increased corporate restructuring business volumes.

 *   As reported by the Administrative Office of the U.S. Courts, bankruptcy filings exceeded one million for the 12 month period ending September 30, 2008, up more than 30% versus the same period in 2007. During this period, Chapter 7 filings were up
     40%, Chapter 11 filings were up 49%, and Chapter 13 filings were up 14%.

 *   The Federal Reserve reported that both corporate debt and
     consumer credit increased compared to the prior year, reaching
     $7.0 trillion and $2.6 trillion, respectively, as of September
     30, 2008.

 *   Epiq Systems ranked as a top five provider for both e-discovery processing and e-discovery review solutions.

 *   A major software release of DocuMatrix(tm), our e-discovery software, which offers foreign language-enabled support for over 80
     languages including Arabic, Chinese, German, Hebrew, Japanese and
     Russian.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (800) 967-7154 before 3:30 p.m. central time. The archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through March 24, 2009 beginning approximately two hours after the call ends. To access the recording, call (888) 203-1112 and enter passcode 6441173.

Company Description

Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

                          EPIQ SYSTEMS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
 REVENUE:
   Case management services    $ 30,031  $ 25,542   $128,331  $ 96,612
   Case management bundled
    products and services         3,532     6,285     17,774    26,424
   Document management
    services                     21,622     7,359     61,751    28,601
                               --------  --------   --------  --------
     Operating revenue before
      reimbursed direct costs    55,185    39,186    207,856   151,637
   Operating revenue from
    reimbursed direct costs       8,198     5,046     28,262    22,776
                               --------  --------   --------  --------
     Total Revenue               63,383    44,232    236,118   174,413
                               --------  --------   --------  --------

 OPERATING EXPENSES:
   Direct costs of services      19,093    11,369     81,884    41,470
   Direct costs of services -
    bundled                         877       917      3,642     3,700
   Reimbursed direct costs        8,146     4,993     28,134    22,618
   General and administrative    19,948    18,162     71,113    62,546
   Depreciation and software
    and leasehold
    amortization                  4,466     3,696     16,302    12,766
   Amortization of
    identifiable intangible
    assets                        2,177     2,303      9,051     9,531
   Other operating expense
    (income)                      1,682   (1,659)        171   (1,094)
                               --------  --------   --------  --------
     Total Operating Expenses    56,389    39,781    210,297   151,537
                               --------  --------   --------  --------

 INCOME FROM OPERATIONS           6,994     4,451     25,821    22,876
                               --------  --------   --------  --------

 INTEREST EXPENSE (INCOME):
   Interest expense                 419     1,358      1,757    11,973
   Interest income                 (60)      (49)      (279)      (92)
                               --------  --------   --------  --------
     Net Interest Expense           359     1,309      1,478    11,881
                               --------  --------   --------  --------

 INCOME BEFORE INCOME TAXES       6,635     3,142     24,343    10,995

 PROVISION FOR INCOME TAXES       2,603       581     10,507     4,066
                               --------  --------   --------  --------

 NET INCOME                    $  4,032  $  2,561   $ 13,836  $  6,929
                               ========  ========   ========  ========

 NET INCOME PER SHARE
  INFORMATION:
     Net income per share -
      Diluted                  $   0.10  $   0.07   $   0.36  $   0.21
                               ========  ========   ========  ========

 WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING -
  DILUTED                        41,553    39,052     41,425    32,564
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)
                                                  Dec. 31,   Dec. 31,
                                                    2008       2007
                                                  --------   --------
                    ASSETS
 ASSETS:
   Cash and cash equivalents                      $ 19,006   $ 13,415
   Trade accounts receivable, net                   48,540     33,925
   Property and equipment, net                      39,951     32,403
   Goodwill                                        263,871    260,684
   Other intangibles, net                           26,851     34,310
   Other                                            20,727     18,057
                                                  --------   --------

 Total Assets                                     $418,946   $392,794
                                                  ========   ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
   Accounts payable                               $ 12,781   $  7,401
   Indebtedness                                     61,222     61,592
   Other liabilities                                44,448     40,119
 STOCKHOLDERS' EQUITY                              300,495    283,682
                                                  --------   --------

 Total Liabilities and Stockholders' Equity       $418,946   $392,794
                                                  ========   ========

                          EPIQ SYSTEMS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
 CASH FLOWS FROM OPERATING
  ACTIVITIES:
   Net income                  $  4,032  $  2,561   $ 13,836  $  6,929
   Non-cash adjustments to
    net income:
     Depreciation and
      amortization                6,643     5,999     25,353    22,297
     Other, net                   2,534     1,256      5,114     4,853
   Changes in operating assets
    and liabilities, net          2,941     2,960   (10,085)     2,133
                               --------  --------   --------  --------
     Net cash provided by
      operating activities       16,150    12,776     34,218    36,212
                               --------  --------   --------  --------

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Cash paid for business
    combinations                     --        --    (4,762)       --
   Property and equipment,
    software, and other         (3,595)   (3,932)   (21,063)  (19,279)
                               --------  --------   --------  --------
     Net cash used in
      investing activities      (3,595)   (3,932)   (25,825)  (19,279)
                               --------  --------   --------  --------

 CASH FLOWS FROM FINANCING
  ACTIVITIES:
   Net payments on
    indebtedness                  (648)  (77,540)    (4,037)  (97,374)
   Net proceeds from issuance
    of stock                        796    79,268      2,525    87,999
   Other                           (25)      (11)      (700)       583
                               --------  --------   --------  --------
     Net cash provided by
      (used in) financing
      activities                    123     1,717    (2,212)   (8,792)
                               --------  --------   --------  --------

     Effect of exchange rate
      changes on cash             (488)        --      (590)        --
                               --------  --------   --------  --------

 NET INCREASE IN CASH AND
  CASH EQUIVALENTS             $ 12,190  $ 10,561   $  5,591  $  8,141
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                    RECONCILIATION OF NET INCOME TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
 NET INCOME                    $  4,032  $  2,561   $ 13,836  $  6,929

   Acquisition
    expense/disposal
    of long-lived assets          1,682        --      2,541        --
   Depreciation and
    amortization                  6,643     5,999     25,353    22,297
   Share-based compensation         390     3,793      2,831     5,602
   Expenses related to
    financing, net                  359     1,309      1,478    11,881
   Mark-to-market interest
    rate floors                      --   (1,794)         --   (1,273)
   Realized gain on interest
    rate floors                      --        --      1,273        --
   Provision for income taxes     2,603       581     10,507     4,066
                               --------  --------   --------  --------
                                 11,677     9,888     43,983    42,573
                               --------  --------   --------  --------

 NON-GAAP ADJUSTED EBITDA      $ 15,709  $ 12,449   $ 57,819  $ 49,502
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                          BANKRUPTCY SEGMENT
           RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
 SEGMENT PERFORMANCE MEASURE   $ 10,492  $  8,175   $ 30,621  $ 35,103

   Realized gain on interest
    rate floors                      --        --      3,465        --
                               --------  --------   --------  --------

 NON-GAAP ADJUSTED EBITDA      $ 10,492  $  8,175   $ 34,086  $ 35,103
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                    RECONCILIATION OF NET INCOME TO
                          NON-GAAP NET INCOME
                            (In thousands)
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
 NET INCOME                    $  4,032  $  2,561   $ 13,836  $  6,929

 Plus (net of tax):
   Amortization of
    acquisition intangibles       1,318     1,393      5,475     5,766
   Share-based compensation         247     2,251      1,782     3,420
   Acquisition
    expense/disposal of
    long-lived assets             1,017        --      1,537        --
   Effective tax rate              (51)       154        770       286
   Loan fee amortization             52        80        275       615
   Mark-to-market adjustments     (244)   (1,329)      (974)       312
   Realized gain on interest
    rate floors                      --        --        770        --
                               --------  --------   --------  --------
                                  2,339     2,549      9,635    10,399
                               --------  --------   --------  --------

 NON-GAAP NET INCOME           $  6,371  $  5,110   $ 23,471  $ 17,328
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
 EPS (on a diluted basis)      $   0.10  $   0.07   $   0.36  $   0.21

 Plus (net of tax):
   Amortization of acquisition
    intangibles                    0.03      0.04       0.13      0.16
   Share-based compensation        0.01      0.06       0.04      0.09
   Acquisition
    expense/disposal of
    long-lived assets              0.03        --       0.04        --
   Effective tax rate                --      0.01       0.02      0.01
   Loan fee amortization             --        --       0.01      0.02
   Mark-to-market adjustments    (0.01)    (0.04)     (0.02)      0.01
   Realized gain on interest
    rate floors                      --        --       0.02        --
                               --------  --------   --------  --------
                                   0.06      0.07       0.24      0.29
                               --------  --------   --------  --------

 NON-GAAP EPS (on a diluted
  basis                        $   0.16  $   0.14   $   0.60  $   0.50
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                           OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
   Electronic Discovery        $ 13,509  $ 13,723   $ 58,128  $ 49,062
   Bankruptcy                    20,785    14,374     59,828    60,289
   Settlement Administration     20,891    11,089     89,900    42,286
                               --------  --------   --------  --------

 OPERATING REVENUE BEFORE
    REIMBURSED DIRECT COSTS    $ 55,185  $ 39,186   $207,856  $151,637
                               ========  ========   ========  ========

                          EPIQ SYSTEMS, INC.
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007
                               --------  --------   --------  --------
   Electronic Discovery        $  5,184  $  6,594   $ 26,324  $ 24,369
   Bankruptcy                    10,492     8,175     34,086    35,103
   Settlement Administration      6,391     1,615     19,851     8,827
   Unallocated                  (6,358)   (3,935)   (22,442)  (18,797)
                               --------  --------   --------  --------

 TOTAL NON-GAAP ADJUSTED
  EBITDA                       $ 15,709  $ 12,449   $ 57,819  $ 49,502
                               ========  ========   ========  ========

                           EPIQ SYSTEMS, INC.
                            EPS CALCULATION
                 (In thousands, except per share data)
                              (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                               ------------------   ------------------
                                 2008      2007       2008      2007*
                               --------  --------   --------  --------
 NET INCOME                    $  4,032  $  2,561   $ 13,836  $  6,929
   Interest expense adjustment
    for convertible debt            305       305      1,212        --
                               --------  --------   --------  --------
 NET INCOME ADJUSTED FOR
  DILUTED CALCULATION          $  4,337  $  2,866   $ 15,048  $  6,929
                               ========  ========   ========  ========

 NON-GAAP NET INCOME           $  6,371  $  5,110   $ 23,471  $ 17,328
   Interest expense adjustment
    for convertible debt            305       305      1,212     1,210
                               --------  --------   --------  --------
 NON-GAAP NET INCOME ADJUSTED
  FOR DILUTED CALCULATION      $  6,676  $  5,415   $ 24,683  $ 18,538
                               ========  ========   ========  ========

 BASIC WEIGHTED AVERAGE
  SHARES                         35,606    32,364     35,459    30,424
   Adjustment to reflect
    stock options                 1,661     2,402      1,680     2,140
   Adjustment to reflect
    convertible debt shares       4,286     4,286      4,286        --
                               --------  --------   --------  --------

 ADJUSTED FOR DILUTED
  CALCULATION                    41,553    39,052     41,425    32,564
                               ========  ========   ========  ========

 NET INCOME PER SHARE -
  DILUTED                      $   0.10  $   0.07   $   0.36  $   0.21
                               ========  ========   ========  ========

 NON-GAAP NET INCOME
  PER SHARE - DILUTED          $   0.16  $   0.14   $   0.60  $   0.50
                               ========  ========   ========  ========

 * Convertible debt is antidilutive for the Net Income Per Share calculation, but dilutive for the Non-GAAP Net Income Per Share calculation. Diluted weighted average shares for calculating
   Non-GAAP Net Income Per Share equal 36,850 (includes adjustment of 4,286 shares to reflect convertible debt shares).

CONTACT:  Epiq Systems, Inc.
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com